As filed with the Securities and Exchange Commission on February 24, 1994.

                                           Registration No. 33-
- ----------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ----------------------
                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          LOMAS FINANCIAL CORPORATION
            (Exact name of registrant as specified in its charter)

               Delaware                                       75-1043392
     (State or other jurisdiction of                       (I.R.S. Employer
     incorporation or organization)                       Identification No.)

               1600 Viceroy Drive
                 Dallas, Texas                                     75235
     (Address of principal executive offices)                    (Zip Code)

                          LOMAS FINANCIAL CORPORATION
             1993 INTERMEDIATE AND LONG TERM STOCK INCENTIVE PLAN
                           (Full title of the plan)

          Louis P. Gregory, Esq.                        214-879-7070
      LOMAS FINANCIAL CORPORATION             (Telephone number, including
           1600 Viceroy Drive                area code, of agent for service)
           Dallas, Texas 75235
(Name and address of agent for service)

Approximate date of commencement of sales pursuant to the Plan: As soon as practicable after the effective date of this Registration Statement, upon grant of awards under the Plan.

                        CALCULATION OF REGISTRATION FEE
- ----------------------------------------------------------------------------
   Title of     Amount to be      Proposed         Proposed      Amount of
  Securities   Registered (1)      Maximum          Maximum    Registration
     to be                     Offering Price      Aggregate        Fee
  Registered                    Per Share (2)   Offering Price
                                                      (2)
- ----------------------------------------------------------------------------
    Common        1,800,000        $7.5625       $13,612,500     $4,693.97
 Stock, $1.00       Shares
   par value
- ----------------------------------------------------------------------------
     (1) Plus an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or other similar transactions.
     (2) Pursuant to Rule 457(h) promulgated under the Securities Act of 1933, as amended, the offering price is estimated solely for the purpose of calculating the registration fee on the basis of 1,800,000 shares of Common Stock issuable pursuant to the employee benefit plan referred to herein at a price based upon the average of the high and low sale prices of the Common Stock being registered hereby on the New York Stock Exchange Composite Tape on February 23, 1994.

                                 PART II

           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

          Lomas Financial Corporation (the "Company") hereby incorporates herein by reference the following documents:

          (1) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1993 (the "Annual Report");

          (2) All documents or reports filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the filing of the Annual Report and prior to the filing of a post-effective amendment indicating that all securities offered hereunder have been sold or deregistering all such securities then remaining unsold; and

          (3) The description of the Company's Common Stock contained in the Company's registration statement on Form 8-A filed on January 6, 1992, under Section 12 of the Exchange Act, including any amendment thereto or report filed for the purpose of updating such description.

Item 5.  Experts.

          The consolidated financial statements of Lomas Financial Corporation at June 30, 1993 and 1992, and for each of the three years in the period ended June 30, 1993, appearing in the Company's Annual Report on Form 10-K have been audited by Ernst & Young, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.

Item 6.  Indemnification of Directors and Officers.

          Reference is made to Section 145 of the General Corporation Law of Delaware and to Article TENTH of the Restated Certificate of Incorporation of the registrant as set forth below.

          Section 145 of the General Corporation Law of Delaware provides in part as follows:

     "(a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     "(b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     "(c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                                 *  *  *

     "(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     "(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

     "(h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger with, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     "(i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

     "(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person."

          Article TENTH of the registrant's Restated Certificate of Incor-poration provides in part as follows:

     "(1) A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware Law.

     "(2)(a) Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware Law. The right to indemnification conferred in this ARTICLE TENTH shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent permitted by Delaware Law. The right to indemnification conferred in this ARTICLE TENTH shall be a contract right.

     "(b) The Corporation may, by action of its Board of Directors, provide indemnification to such of the employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by Delaware Law.

     "(3) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under Delaware Law.

     "(4) The rights and authority conferred in this ARTICLE TENTH shall not be exclusive of any other right which any person may otherwise have or hereafter acquire.

     "(5) Neither the amendment nor repeal of this ARTICLE TENTH, nor the adoption of any provision of this Certificate of Incorporation or the bylaws of the Corporation, nor, to the fullest extent permitted by Delaware Law, any modification of law, shall eliminate or reduce the effect of this ARTICLE TENTH in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification."

     As authorized by its Restated Certificate of Incorporation and the laws of the State of Delaware, the registrant may enter into agreements with its directors and certain officers to indemnify such persons for certain liabilities which may be incurred by them in the performance of their duties, within specified limits.

Item 8.  Exhibits.

          The following is a complete list of Exhibits filed as part of this Registration Statement:

Exhibit No.

4(a) Restated Certificate of Incorporation as filed November 15, 1993 with the Secretary of State of the State of Delaware
          (incorporated by reference to Exhibit 3.1 of the registrant's Report on Form 10-Q dated November 15, 1993).

5 Opinion of Louis P. Gregory, General Counsel of the registrant, with respect to the legality of the securities registered under this Registration Statement.

23 Consent of Ernst & Young to the use of their report in the Annual Report as incorporated by reference in this Registration Statement and to the reference to that firm under the caption "Item 5. Experts."

24 Power of Attorney (appears on the signature page of this registration statement).

Item 9.  Undertakings.

     (1)  The undersigned registrant hereby undertakes:

     (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (l)(a)(i) and (l)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

     (b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (c) to remove from registration by means of a post-effective amend-ment any of the securities being registered which remain unsold at the termination of the offering.

     (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on February 24, 1994.

                              LOMAS FINANCIAL CORPORATION



                              By: /s/ Gary White
                                  -----------------------------------------
                                   Gary White
                                   Senior Vice President and Controller

Pursuant to the requirements of the Securities Act of 1993, this registration statement has been signed by the following persons in the capacities and on the date indicated.

         Signature                     Title                     Date
         ---------                     -----                     ----

/s/ Jess Hay                    Chairman of the Board      February 24, 1994
- ----------------------------    and Chief Executive
    Jess Hay                    Officer (principal
                                executive officer

/s/Robert E. Byerley, Jr.       Senior Vice President      February 24, 1994
- ----------------------------    and Treasurer
   Robert E. Byerley, Jr.       (principal financial
                                officer)

/s/ Gary White                  Senior Vice President      February 24, 1994
- ----------------------------    and Controller
    Gary White                  (principal accounting
                                officer)

/s/ Gene H. Bishop              Director                   January 25, 1994
- ----------------------------
    Gene H. Bishop

/s/ Robert G. Boucher           Director                   January 25, 1994
- ----------------------------
    Robert G. Boucher

/s/ Dolph Briscoe               Director                   January 25, 1994
- ----------------------------
    Dolph Briscoe

/s/ James L. Crowson            Director                   January 25, 1994
- ----------------------------
    James L. Crowson

/s/ Rod Dammeyer                Director                   January 25, 1994
- ----------------------------
    Rod Dammeyer

/s/ Mark M. Feldman             Director                   January 25, 1994
- ----------------------------
    Mark M. Feldman

/s/ Robert LeBuhn               Director                   January 25, 1994
- ----------------------------
    Robert LeBuhn

/s/ Robert V. Lindsay           Director                   January 25, 1994
- ----------------------------
    Robert V. Lindsay

/s/ Reid Nagle                  Director                   January 25, 1994
- ----------------------------
    Reid Nagle

/s/ Diana Natalicio             Director                   January 25, 1994
- ----------------------------
    Diana Natalicio

/s/ Hugh G. Robinson            Director                   January 25, 1994
- ----------------------------
  Hugh G. Robinson

/s/ Douglas L. Rock             Director                   January 25, 1994
- ----------------------------
    Douglas L. Rock

/s/ Harvey M. Schuster          Director                   January 25, 1994
- ----------------------------
    Harvey M. Schuster

/s/ Paul T. Walker              Director                   January 25, 1994
- ----------------------------
    Paul T. Walker

/s/ W. Ray Wallace              Director                   January 25, 1994
- ----------------------------
    W. Ray Wallace

/s/ Paul S. Wolansky            Director                   January 25, 1994
- ----------------------------
    Paul S. Wolansky

                            INDEX TO EXHIBITS

Exhibit                                                      Sequentially
Number       Exhibit Description                             Numbered Page
- -------      -------------------                             -------------

  5          Opinion of Louis P. Gregory, General Counsel       II-11
             of the registrant, with respect to the
             legality of the securities registered under this Registration Statement.

 23          Consent of Ernst & Young to the use of their       II-12
             report in the Annual Report as incorporated by reference in this Registration Statement and to the reference to that firm under the caption "Item 5. Experts."

24           Power of Attorney.                                 II-13